Exhibit 99.8

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K.
On May 4, 2021 (the “Closing Date”), the Company consummated the previously announced Business Combination pursuant to that certain Merger Agreement, dated December 8, 2020, by and among Vesper, Hydrate Merger Sub I, Inc. (“Merger Sub I”), Hydrate Merger Sub II, LLC (“Merger Sub II”), LCP Edge Intermediate, Inc., the indirect parent of Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”), and LCP Edge Holdco, LLC (“LCP,” and, in its capacity as the stockholders’ representative, the “Stockholders’ Representative”). On the Closing Date, Merger Sub I merged with and into HydraFacial, with HydraFacial continuing as the surviving corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, HydraFacial merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”). As a result of the First Merger, the Company owns 100% of the outstanding common stock of HydraFacial and each share of common stock and preferred stock of HydraFacial was cancelled and converted into the right to receive a portion of the consideration payable in connection with the Mergers. As a result of the Second Merger, the Company owns 100% of the outstanding interests in Merger Sub II. In connection with the Closing, the registrant changed its name from “Vesper Healthcare Acquisition Corp.” to “The Beauty Health Company.”

Pursuant to the terms of the Merger Agreement, the aggregate merger consideration paid to the HydraFacial stockholders in connection with the Business Combination was approximately $975.0 million less HydraFacial’s net indebtedness as of the Closing Date, and subject to further adjustments for transaction expenses, and net working capital relative to a target. The merger consideration included both cash consideration and consideration in the form of newly issued shares of the Company’s Class A Stock Common Stock (“Class A Stock”). The aggregate cash consideration paid to the HydraFacial Stockholders at the Closing was approximately $368.0 million, consisting of the Vesper’s cash and cash equivalents as of the closing of the Business Combination (including proceeds of $350.0 million from the Vesper’s private placement of an aggregate of 35,000,000 shares of Class A Stock (the “Private Placement”), and approximately $433.0 million of cash available to Vesper from the trust account that held the proceeds from Vesper’s initial public offering (the “Trust Account”) after giving effect to income and franchise taxes payable in respect of interest income earned in the Trust Account and redemptions that were elected by Vesper’s public stockholders, minus approximately $224.0 million used to repay HydraFacial’s outstanding indebtedness at the Closing, minus approximately $94.0 million of transaction expenses of HydraFacial and the Company, minus $100.0 million. The remainder of the consideration paid to the HydraFacial stockholders consisted of 35,501,743 newly issued shares of Class A Stock. The foregoing consideration paid to the HydraFacial stockholders will be further increased by amounts payable as earn-out consideration consisting shares of Class A Stock pursuant to the terms of the Merger Agreement.

Under the terms of the transaction, HydraFacial retained $100.0 million of cash towards its balance sheet, and the Company and HydraFacial incurred approximately $95.0 million of transaction expenses in the aggregate, inclusive of $16.1 million of deferred offering costs incurred by the Company in connection with its initial public offering. In addition to the consideration paid at the closing of the Business Combination, the former stockholders of HydraFacial are entitled to receive earn-out consideration consisting of 7.5 million shares of Class A Common Stock from the Company (the “Earn-out Shares”) as a result of the Company’s completion in June and July 2021 of the acquisition of certain target businesses identified by HydraFacial as contemplated by the Merger Agreement. The 7.5 million Earn-out Shares are expected to be issued on or before August 1, 2021.

Basis of Pro Forma Presentation
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments to the combined historical financial information of HydraFacial and the Company depict the accounting for the Business Combination.

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Business Combination.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on March 31, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Current Report on Form 8-K and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The post-combination company approved a new incentive award plan (the “2021 Plan”), which became effective upon consummation of the Business Combination and expects to enter into new equity awards with its employees pursuant to the 2021 Plan. The terms of these new equity awards to employees have not been finalized and remain subject to change. Accordingly, no effect has been given to the unaudited pro forma condensed combined financial information for the new or current awards. No pro forma adjustments were recorded for historical stock-based compensation expense associated with the units that vested upon closing of the Business Combination as the amounts were immaterial.

The Earn-out Shares are recognized as a liability in the unaudited pro forma condensed combined balance sheet and the preliminary fair value of the liability has been determined using the most reliable information available as the achievement of the maximum contingent consideration amount is reasonably certain. This liability will be settled with up to a maximum of 7.5 million Earn-out Shares and future changes in the fair value of the liability will be recognized in earnings prior to the issuance of the Earn-out Shares.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the unaudited condensed balance sheet of the Company as of March 31, 2021 with the unaudited condensed consolidated balance sheet of HydraFacial on a pro forma basis as of March 31, 2021, giving effect to the Business Combination and related transactions, summarized below, as if they had been consummated on that date. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the condensed statement of operations of the Company for the period from July 8, 2020 (inception) through December 31, 2020 with the condensed consolidated statement of operations of HydraFacial for the year ended December 31, 2020. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the unaudited condensed statement of operations of the Company for the three months ended March 31, 2021 with the unaudited condensed consolidated statement of operations of HydraFacial for the three months ended March 31, 2021. The unaudited pro forma condensed combined statements of operations presented give effect to the Business Combination and related transactions, summarized below, as if they had been consummated on January 1, 2020, the earliest period presented:
•the merger of Merger Sub I, a wholly-owned subsidiary of Merger Sub II, with and into HydraFacial, followed by a subsequent merger of HydraFacial into Merger Sub II, a wholly-owned subsidiary of the Company, with Merger Sub II being the surviving company;

•the payment of cash consideration to HydraFacial shareholders and repayment of HydraFacial indebtedness in connection with the Business Combination;
•the redemption of 2,672,690 shares of Class A Stock of the Company from the Company’s public shareholders who elected to have their shares redeemed in connection with the Business Combination for an aggregate redemption price of $26.7 million;
•the consummation of the Private Placement;
•the acceleration and vesting of HydraFacial incentive units in connection with the Business Combination;
•issuance of 70,501,743 shares of Class A Stock;
•the conversion of each outstanding share of Class B Stock immediately prior to the closing of the Business Combination into one share of Class A Stock;
•the settlement of a note receivable due from the HydraFacial Stockholders;
•the recognition of the Earn-out Shares liability;
•the payment of transaction costs incurred by both the Company and HydraFacial; and
•the payment of deferred legal fees, underwriting commissions and other costs incurred in connection with the Business Combination.

The unaudited condensed combined pro forma financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, prepared in accordance with GAAP, which are included elsewhere in this Current Report on Form 8-K:
•the historical audited financial statements for the period from July 8, 2020 (inception) through December 31, 2020, and the historical interim financial statements as of and for three months ended March 31, 2021 of the Company; and
•the historical audited financial statements for the year ended December 31, 2020 and the unaudited consolidated financial statements of HydraFacial as of and for the three months ended March 31, 2021.

The Business Combination has been accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following:
•the HydraFacial Stockholders considered in the aggregate have the largest minority interest of the voting power in the combined entity after taking into account actual redemptions;
•the operations of HydraFacial prior to the acquisition comprise the only ongoing operations of the post-combination company;
•senior management of HydraFacial comprises the senior management of the post-combination company;
•the relative size and valuation of HydraFacial compared to the Company; and
•pursuant to the Investor Rights Agreement, HydraFacial was given the right to designate certain initial members of the board of directors of the post-combination company immediately after giving effect to the transactions.
Consideration was given to the fact that the Company paid a purchase price consisting of a combination of cash and equity consideration and its shareholders may have a significant amount of voting power, should the Company’s public stockholders be considered in the aggregate. However, based on the aforementioned factors of management, board representation, largest minority shareholder as noted above, and the continuation of the

HydraFacial business as well as size it was determined that accounting for the Business Combination as a reverse recapitalization was appropriate.
Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of HydraFacial with the acquisition being treated as the equivalent of HydraFacial issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

The following summarizes the pro forma shares of common stock outstanding after giving effect to the redemption of 2,672,690 shares for $26.7 million. The table excludes the potential dilutive effect of the warrants and excludes the Earn-out Shares as such shares have not yet been issued:

Shareholder	No. of Shares	% Ownership
Vesper's public stockholders	43,327,310	34.57%
Vesper Sponsor shares	11,500,000	9.17%
HydraFacial owners	35,501,743	28.33%
PIPE investors	35,000,000	27.93%
Pro Forma weighted average shares outstanding – basic and diluted	125,329,053	100.00%
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. The Company and HydraFacial have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited condensed combined pro forma financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LCP Edge Intermediate Inc.,” and other financial information included elsewhere in this Current Report on Form 8-K.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2021
(in thousands, except per share amounts)

	Vesper (Historical)	HydraFacial (Historical)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$2,753	$14,115	$460,184	(a)	$114,668
	—	—	(365,658)	(b), (l)	—
	—	—	(78,361)	(c)	—
	—	—	(16,100)	(d)	—
	—	—	350,000	(e)	—
	—	—	(26,738)	(f)	—
	—	—	(226,081)	(j)	—
	—	—	554	(m)	—
Accounts receivable, net of allowances for doubtful accounts	—	27,014	—		27,014
Prepaid expenses	596	4,195	—		4,791
Income tax receivable	—	4,394	—		4,394
Inventories	—	21,770	—		21,770
Total current assets	3,349	71,488	97,800		172,637
Property and equipment, net	—	8,146	—		8,146
Intangible assets, net	—	50,254	—		50,254
Goodwill	—	98,535	—		98,535
Deferred tax assets	—	224	—		224
Other assets	—	6,142	—		6,142
Cash and securities held in Trust Account	460,184		(460,184)	(a)	—
Total assets	$463,533	$234,789	$(362,384)		$335,938
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$22,415	$(1,960)	(c)	$20,455
Accrued payroll related expenses	—	14,177	—		14,177
Accrued expenses	802	2,860	—		3,662
Accrued offering costs	12	—	—		12
Advances from related party	—	—	—		—
Promissory note - related party	—	—	—		—
Current portion of long-term debt	—	5,197	(5,197)	(j)	—
Earn-out Shares	—	—	97,875	(n)	97,875
Total current liabilities	814	44,649	90,718		136,181
Other long-term liabilities	—	1,773	—		1,773
Long-term debt due to related parties, net of current portion	—	218,472	(218,472)	(j)	—
Deferred income taxes, net	—	3,100	—		3,100
Derivative liability - Private Placement Warrants	19,600	—	—		19,600
Derivative liability - Public Warrants	31,893	—	—		31,893
Deferred underwriting fee payable	16,100	—	(16,100)	(d)	—
Total liabilities	68,407	267,994	(143,854)		192,547
Commitments
Class A common stock subject to possible redemption	460,037	—	(460,037)	(f) , (g)	—
Stockholders' Equity
Common stock	—	—	—	(k)	—
Preferred stock	—	—	—	(k)	—
Class A common stock	—	—	4	(e)	14
	—	—	10	(g)	—
Class B common stock	1	—	(1)	(g)	—

Additional paid-in-capital	3,104	13,990	(355,111)	(b), (k)	221,317
	—	—	(48,188)	(c)	—
	—	—	349,997	(e)	—
	—	—	433,291	(g)	—
	—	—	(68,016)	(h)	—
	—	—	(1,410)	(i)	—
	—	—	(8,465)	(l)	—
	—	—	(97,875)	(n)
Note receivable from stockholder	—	(554)	554	(m)	—
Accumulated other comprehensive income	—	237	—		237
Accumulated Deficit	(68,016)	(46,878)	(28,214)	(c)	(78,177)
	—	—	68,016	(h)	—
	—	—	1,410	(i)	—
	—	—	(2,083)	(l)	—
	—	—	(2,412)	(j)	—
Total stockholders' equity (deficit)	$(64,911)	$(33,205)	$241,507		$143,391
Total liabilities and stockholders' equity	$463,533	$234,789	$(362,384)		$335,938

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2021
(in thousands, except share and per share amounts)

	Vesper (Historical)	HydraFacial (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Net sales	$—	$47,542	$—		$47,542
Cost of sales	—	15,802	—		15,802
Gross profit	—	31,740	—		31,740
Operating expenses		—			—
Formation and operating costs	602	—	—		602
General and administrative	—	10,811	(690)	(a)	10,121
	—	—	—		—
Selling and marketing	—	17,095	—		17,095
Research and development	—	1,452	—		1,452
Total operating expense	602	29,358	(690)		29,270
Income (loss) from operations	(602)	2,382	690		2,470
Other expense (income)	—	—	—		—
Interest earned on marketable securities held in the Trust Account	(85)	—	85	(b)	—
Change in fair value - Private Placement Warrants	(5,413)	—	—		(5,413)
Change in fair value - Public Warrants	(8,740)	—	—		(8,740)
Unrealized gain on marketable securities held in Trust Account	(1)	—	1	(b)	—
Change in fair value of warrant liability	—	—	—		—
Interest expense, net	—	5,699	(5,746)	(c)	(47)
Other expense (income)	—	7	—		7
Foreign currency gain, net	—	256	—		256
Total other expense (income)	(14,239)	5,962	(5,660)		(13,937)
Income (loss) before provision for income taxes	13,637	(3,580)	6,350		16,407
Income tax provision (benefit)	—	(306)	1,415	(h)	1,109
Net income (loss)	$13,637	$(3,274)	$4,935		$15,298

Net income (loss) per share
Basic	$1.18	$(63.93)		(d)	$0.12
Diluted	$1.18	$(63.93)		(e)	$0.03
Weighted average shares outstanding
Basic	11,500,000	54,358	113,774,695	(f)	125,329,053
Diluted	11,500,000	54,358	124,204,453	(g)	135,758,811

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(in thousands, except share and per share amounts)

	Vesper (Historical as Restated)	HydraFacial (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Net sales	$—	$119,092	$—		$119,092
Cost of sales	—	51,893	84	(a)	51,977
Gross profit	—	67,199	(84)		67,115
Operating expenses
Formation and operating costs	1,210	—	—		1,210
General and administrative	—	30,649	28,214	(b)	59,923
	—	—	1,060	(a)
Selling and marketing	—	50,323	265	(a)	50,588
Research and development	—	3,409	—		3,409
Total operating expense	1,210	84,381	29,539		115,130
Loss from operations	(1,210)	(17,182)	(29,623)		(48,015)
Other expense (income)
Interest earned on marketable securities held in the Trust Account	(90)	—	90	(f)	—
Change in fair value - Private Warrants	14,093	—	—		14,093
Change in fair value - Public Warrants	22,693	—	—		22,693
Unrealized gain on marketable securities held in Trust Account	(8)	—	8	(f)	—
Interest expense, net	—	21,275	(21,382)	(c)	(108)
Other expense (income)	1,016	47	2,412	(d)	3,475
	—	—	2,014	(e)
Foreign currency gain, net	—	(21)	—		(21)
Total other expense	37,704	21,301	(16,858)		42,147
Loss before provision for income taxes	(38,914)	(38,483)	(12,765)		(90,162)
Income tax provision (benefit)	—	(9,308)	(3,191)	(i)	(12,499)
Net loss	$(38,914)	$(29,175)	$(9,574)		$(77,663)

Net loss per share
Basic and diluted	$(2.91)	$(569.87)		(g)	$(0.62)

Weighted average shares outstanding
Basic and diluted	13,388,418	52,494	111,888,141	(h)	125,329,053

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Description of Business Combinations
On May 4, 2021, the Company consummated the previously announced Business Combination pursuant to that certain Merger Agreement, dated December 8, 2020, with Merger Sub I, Merger Sub II, LCP Edge Intermediate, Inc., the indirect parent of Edge Systems LLC d/b/a The HydraFacial Company, and LCP Edge Holdco, LLC. On the Closing Date, Merger Sub I merged with and into HydraFacial, with HydraFacial continuing as the First Merger, and immediately following the First Merger and as part of the same overall transaction as the First Merger, HydraFacial merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity, which is a wholly owned subsidiary of the Company. As a result of the First Merger, the Company owns 100% of the outstanding common stock of HydraFacial and each share of common stock and preferred stock of HydraFacial was cancelled and converted into the right to receive a portion of the consideration payable in connection with the Mergers. As a result of the Second Merger, the Company owns 100% of the outstanding interests in Merger Sub II. In connection with the Closing, the registrant changed its name from “Vesper Healthcare Acquisition Corp.” to “The Beauty Health Company.”
Pursuant to the terms of the Merger Agreement, the aggregate merger consideration paid to the HydraFacial stockholders in connection with the Business Combination was approximately $975.0 million less HydraFacial’s net indebtedness as of the Closing Date, and subject to further adjustments for transaction expenses, and net working capital relative to a target. The merger consideration included both cash consideration and consideration in the form of newly issued shares of the Company’s Class A Stock. The aggregate cash consideration paid to the HydraFacial Stockholders at the Closing was approximately $368.0 million, consisting of the Vesper’s cash and cash equivalents as of the closing of the Business Combination (including proceeds of $350.0 million from the Vesper’s Private Placement of an aggregate of 35,000,000 shares of Class A Stock, and approximately $433.0 million of cash available to Vesper from the trust account that held the proceeds from Vesper’s initial public offering) after giving effect to income and franchise taxes payable in respect of interest income earned in the Trust Account and redemptions that were elected by Vesper’s public stockholders, minus approximately $224.0 million used to repay HydraFacial’s outstanding indebtedness at the Closing, minus approximately $94.0 million of transaction expenses of HydraFacial and the Company, minus $100.0 million. The remainder of the consideration paid to the HydraFacial stockholders consisted of 35,501,743 newly issued shares of Class A Stock. The foregoing consideration paid to the HydraFacial stockholders will be further increased by amounts payable as earn-out consideration consisting of shares of Class A Stock pursuant to the terms of the Merger Agreement.
Under the terms of the transaction, HydraFacial retained $100.0 million of cash towards its balance sheet, and the Company and HydraFacial incurred approximately $95.0 million of transaction expenses in the aggregate, inclusive of $16.1 million of deferred offering costs incurred by the Company in connection with its initial public offering. In addition to the consideration paid at the closing of the Business Combination, the former stockholders of HydraFacial are entitled to receive earn-out consideration consisting of 7.5 million shares of Class A Common Stock from the Company as a result of the Company’s completion in June and July 2021 of the acquisition of certain target businesses identified by HydraFacial as contemplated by the Merger Agreement. The 7.5 million Earn-out Shares are expected to be issued on or before August 1, 2021.

Note 2 - Basis of Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments to the combined historical financial information of HydraFacial and the Company depict the accounting for the Business Combination.

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Business Combination.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on March 31, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Current Report on Form 8-K and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The post-combination company approved a new incentive award plan (the “2021 Plan”), which became effective upon consummation of the Business Combination and expects to enter into new equity awards with its employees pursuant to the 2021 Plan. The terms of these new equity awards to employees have not been finalized and remain subject to change. Accordingly, no effect has been given to the unaudited pro forma condensed combined financial information for the new or current awards. No pro forma adjustments were recorded for historical stock-based compensation expense associated with the units that vested upon closing of the Business Combination as the amounts were immaterial.

The Earn-out Shares are recognized as a liability in the unaudited pro forma condensed combined balance sheet, and the preliminary fair value of the liability has been determined using the most reliable information available as the achievement of the maximum contingent consideration amount is reasonably certain. This liability will be settled with up to a maximum of 7.5 million Earn-out Shares and future changes in the fair value of the liability will be recognized in earnings prior to the issuance of the Earn-out Shares.

Note 3 - Pro Forma Balance Sheet Adjustments
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 reflects the following adjustments:
(a)Represents the release of $460.2 million of restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination.
(b)Represents cash consideration paid to existing HydraFacial preferred and common stock shareholders upon closing of the Business Combination.
(c)Represents cash used to pay the estimated direct and incremental transaction costs incurred by Vesper and HydraFacial of $94.5 million, including advisory, banking, printing, legal, management services and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are offset to additional paid-in capital, including $16.1 million of deferred offering costs associated with Vesper’s initial public offering. Additional costs of $28.2 million not yet recognized in the historical HydraFacial statement of comprehensive loss were expensed through accumulated deficit, and $2.0 million of accrued transaction costs previously expensed were deemed settled, with the rest offset to additional paid in capital.
(d)Represents the payment of $16.1 million of deferred underwriting fees incurred as part of the Vesper’s IPO that are committed to be paid upon the consummation of a business combination.
(e)Represents the issuance of the Private Placement financing to certain investors of 35.0 million shares of Class A Stock pursuant to the Subscription Agreement at a price of $10.00 per share.
(f)Represents the elimination of Class A Stock paid out to redeeming shareholders.
(g)Represents the conversion of Common Stock into non-redeemable Class A common stock of the post-combination company, resulting in the recognition of additional paid-in capital and issuance of equity to existing HydraFacial shareholders as a result of the Business Combination.
(h)Represents the elimination of Vesper’s historical retained earnings, resulting in the recognition of additional paid-in capital.
(i)Represents the expense associated with the acceleration vesting of HydraFacial’s incentive units in connection with the Business Combination.
(j)Represents the repayment of all of HydraFacial’s outstanding indebtedness and the related payment in-kind interest and the elimination of unamortized deferred financing costs.
(k)Represents the elimination of HydraFacial’s historical equity from the balance sheet.
(l)Represents the payment of $2.1 million of cumulative preferred stock dividends as well as $8.5 million of aggregate preferred stock liquidation value of HydraFacial preferred stock in connection with the Business Combination.
(m)Represents the settlement of a note receivable due to HydraFacial from a stockholder for $0.5 million, which was due upon consummation of the Business Combination.
(n)Represents the estimated fair value of the Earn-out Shares liability measured as of the date of the consummation of the Business Combination that will be settled in shares of Class A Stock. Any future changes in the fair value of the liability will be recognized in earnings.

Note 4 - Pro Forma Statement of Operations Adjustments for the Three Months Ended March 31, 2021

(a)Represents the removal of additional transaction costs of $0.7 million in the statement of operations for the three months ended March 31, 2021. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.
(b)Represents the elimination of the interest income and unrealized gains on the marketable securities held in the Trust Account.
(c)Represents the removal of interest expense and deferred financing cost amortization related to HydraFacial’s outstanding indebtedness, which was paid repaid in connection with Business
(d)Represents the basic loss per share as a result of the pro forma adjustments for the three months ended March 31, 2021. See the table below for the basic and diluted income per share calculation.
(e)Represents the diluted loss per share as a result of the pro forma adjustments for the three months ended March 31, 2021. See the table below for the basic and diluted income per share calculation.
(f)Represents the basic weighted average shares of common stock outstanding as a result of the pro forma adjustments. See the table below for the basic and diluted weighted average shares of common stock outstanding calculation.
(g)Represents the diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. See the table below for the basic and diluted weighted average shares of common stock outstanding calculation.
(h)Represents the tax impact of the pro forma adjustments described above at the statutory rate.

	For the three months ended March 31, 2021
Numerator
Net income (in thousands)	$15,298
Numerator for basic earnings per share	15,298
Change in fair value of warrants, net of tax	(10,615)
Numerator for diluted earnings per share	$4,683
Denominator
Vesper's public stockholders	43,327,310
Vesper Sponsor shares	11,500,000
HydraFacial owners	35,501,743
PIPE investors	35,000,000
Weighted average common shares outstanding - basic	125,329,053	(d)
Effect of dilutive securities:
Warrants	2,929,758
Earn-out Shares	7,500,000
Weighted average common shares outstanding - diluted	135,758,811	(e)
Net income per share
Basic	$0.12	(f)
Diluted	$0.03	(g)

Note 5 - Pro Forma Statement of Operations Adjustments for the Year Ended December 31, 2020

(a)Represents acceleration vesting of HydraFacial’s incentive units in the statement of operations for the year ended December 31, 2020. These costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.
(b)Represents the additional transaction costs of $28.2 million in the statement of operations for the year ended December 31, 2020. $21.0 million of the additional transaction costs were fees paid to the owners of LCP Edge Holdco, LLC, the former parent company of HydraFacial. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.
(c)Represents the removal of interest expense and deferred financing cost amortization related to HydraFacial’s outstanding indebtedness, which was paid repaid in connection with Business Combination.
(d)Represents the write-off of deferred financing costs as if the outstanding indebtedness was repaid on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.
(e)Represents pre-payment penalties as if the outstanding indebtedness was repaid on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.
(f)Represents the elimination of the interest income and unrealized gains on the marketable securities held in the Trust Account.
(g)Represents the basic and diluted loss per share as a result of the pro forma adjustments for the year ended December 31, 2020. See the table below for the basic and diluted income per share calculation. The table below excludes the effect of the warrants as these shares would be anti-dilutive.
(h)Represents the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. The table below excludes the effect of the warrants and the Earn-out Shares as these shares would be anti-dilutive. See the table below for the basic and diluted weighted average shares of common stock outstanding calculation.
(i)Represents the tax impact of the pro forma adjustments described above at the statutory rate.

	For the year ended December 31, 2020
Numerator
Net loss (in thousands)	$(77,663)
Denominator
Vesper's public stockholders	43,327,310
Vesper Sponsor shares	11,500,000
HydraFacial owners	35,501,743
PIPE investors	35,000,000
Basic and diluted weighted average common shares outstanding	125,329,053	(h)
Net loss per share
Basic and diluted	$(0.62)	(g)